Exhibit 10.1
FORM OF CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT
     THIS CONSENT AND FIFTH AMENDMENT TO CREDIT AMENDMENT (this “Amendment”) is made and entered into as of April 1, 2008, by and among VOLUME SERVICES AMERICA, INC., a Delaware corporation (“VSA”), VOLUME SERVICES, INC., a Delaware corporation (“VS”), SERVICE AMERICA CORPORATION, a Delaware corporation (“SAC”) (VSA, VS and SAC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CENTERPLATE, INC., a Delaware corporation (“Holdings”), the Lenders signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as the Administrative Agent (“Administrative Agent”).
Statement of Facts
     A. Borrowers, Holdings, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2005, as amended by that certain First Amendment to Credit Agreement, dated as of April 15, 2005, as further amended by that certain Consent and Amendment, dated as of September 30, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of June 8, 2007, and as further amended by that certain Waiver and Fourth Amendment to Credit Agreement, dated as of March 10, 2008, (as so amended, the “Credit Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement, as amended by this Amendment), whereby the Lenders have made certain extensions of credit to Borrowers.
     B. Borrowers and the other Loan Parties seek the Lenders’ consent to amend certain provisions of the Credit Agreement as provided for herein.
Statement of Terms
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Consent.
          (a) Subject to the terms and conditions of this Consent, the Administrative Agent and the Lenders hereby consent to Borrowers’ and/or any other Loan Party’s entering into that New Service Contract with respect to the parties and venue as identified in a writing making reference to this Consent and dated on or prior to the date hereof by Holdings addressed and delivered to the Administrative Agent and identified as “New Service Contract C” (such proposed New Service Contract referred to herein as the “New Service Contract C”), provided the following conditions are satisfied at the time such contract is entered into: (i) the New Service Contract C must constitute a Permitted Service Contract in all respects, and the terms and provisions of the New Service Contract C must not violate any of the terms of the Credit Agreement (as amended by this Amendment), (ii) Capital Expenditures made or to be made by any of the Loan Parties under the New Service Contract C must not exceed the limits set forth in the Credit Agreement (as amended by this Amendment), and (iii) immediately prior to entering into such

New Service Contract C, the Borrowers shall have demonstrated to the reasonable satisfaction of the Administrative Agent that immediately prior to and after giving effect to all of the Capital Expenditures required to be made by any of the Loan Parties under the New Service Contract C, the Borrowers are in compliance with each of the financial covenant tests set forth in Section 6.19 (as amended by this Amendment).
          (b) The consent provided in Section 1(a) above relates solely to the specific transaction described therein, and nothing in this Consent is intended (or shall be construed) to be an approval, consent or waiver by the Lenders or the Administrative Agent of any other covenants, terms or provisions of the Credit Agreement or of the other Loan Documents. Without limiting the generality of the foregoing, nothing in this Consent is intended to be, nor shall be construed as (i) a consent or approval by any Lender or the Administrative Agent to any increase or modification, now or hereafter, in any of the Commitments of any Lender or in the Total Revolving Loan Commitment Amount or the Term Loan Commitments, or (ii) an amendment or modification to Section 6.15 as it relates to the Dollar limits on Capital Expenditures made in connection with the Material Service Contract as in effect on the Closing Date and prior to the termination of such Service Contract and the replacement thereof with the New Service Contract C.
     2. Amendment. Subject to the terms and conditions of this Amendment, the Credit Agreement shall be amended as follows:
          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:
     “Fifth Amendment” shall mean that certain Consent and Fifth Amendment to Credit Agreement dated as of April 1, 2008 by and among Holdings, the Borrowers, the Lenders party thereto and the Administrative Agent”.
     “Fifth Amendment Effective Date” shall have the meaning given to such term in the Fifth Amendment.
     “New Service Contract C” shall have the meaning set forth in the Fifth Amendment.
          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “EBITDA”, “Net Senior Debt” and “Term Loan Applicable Margin” and substituting in lieu thereof the following new definitions to read in their entirety as follows:
     “EBITDA” shall mean, for any Fiscal Period, consolidated net income (or loss), as the case may be, of Holdings and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP for such Fiscal Period (excluding all extraordinary gains or losses), and adding back to the extent deducted in determining such consolidated net income (or loss) for such Fiscal Period: (a) Interest Expense, (b) Depreciation, (c) Amortization, (d) Closing Costs in an amount not to exceed $8,000,000, (e) Tax Provisions, and (f) solely for the purpose of determining the Senior Leverage Ratio under Section 6.12, clause (iii) of Section 6.18 and clause (iii) of Section 6.19, (ii) the Total Leverage Ratio under Section 6.11, clause (ii) of Section 6.18 and clause (ii) of Section 6.19 and (iii) the Interest Coverage Ratio under Section 6.10, clause (i) of Section 6.18 and clause (i) of Section 6.19, in each case for the Monthly Fiscal Periods ending December 31, 2007, January 31, 2008, February 29, 2008 and March 31, 2008, the IDS Secondary Offering Expenses, in each case for such Fiscal Period, provided that in the event Holdings or any of its Subsidiaries makes a Permitted Business Acquisition during such period, EBITDA for such period shall be calculated on a pro forma basis, based on the results of such acquired person as if such Permitted Business Acquisition had occurred on the first day of such period; and provided, further, that with respect to any such Permitted Business Acquisition, EBITDA may be further adjusted for post-acquisition cost savings so long as any and all such adjustments are satisfactory to the Administrative Agent and the Administrative Agent has received from the Borrowers all supporting financial information as the Administrative Agent may reasonably request in order to properly consider its approval of such adjustments.
     “Net Senior Debt” shall mean, (a) all Indebtedness of Holdings and its Subsidiaries on such date, measured on a consolidated basis (provided that with respect to the portion thereof represented by the Revolver Commitments, such amount shall be calculated as the weighted average principal balance of Revolving Credit Exposure outstanding during the immediately preceding twelve Monthly Fiscal Periods), plus (b) without duplication, the principal amount of the outstanding Term Loan, less (c) the amount of cash of Holdings and its Subsidiaries on the balance sheet on such date in excess of $7,500,000 to the extent such excess cash consists of immediately available, unrestricted funds in deposit accounts (which deposit accounts either (1) are swept on a daily basis to the Concentration Account or (2) constitute Blocked Accounts or the Concentration Account and are subject to a Control Agreement, in either case (1) or (2) above pursuant to Section 5.17 hereof, or (3) solely for the purpose of determining the Senior Leverage Ratio under Section 6.12, clause (iii) of Section 6.18 and clause (iii) of Section 6.19 for the Monthly Fiscal Period ending December 31, 2007, January 31, 2008, February 29, 2008 and March 31, 2008, constitute the Canadian Cash Deposit Accounts (or constituted the Canadian Cash Deposit Accounts but were swept into Blocked Accounts prior to the Fifth Amendment Effective Date), excluding for all purposes of this clause (c) all cash in the Cash Collateral Account and all cash held for the benefit of third parties pursuant to Service Contracts other than, solely for purposes of clause (3) above, a Service Contract with Vancouver Convention & Exhibition Centre (whether or not such cash is held in deposit accounts in the name of Holdings or any of its Subsidiaries). “Net Senior Debt” shall not include (i) the outstanding principal amount of any Holdings Subordinated Notes and any Deferred Subordinated Note Interest, (ii) any early termination payments that would be owed if all outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements were terminated, (iii) obligations of Holdings or any of its Subsidiaries to make minimum payments or to provide minimum or guaranteed commissions under any Service Contract or any reasonable and customary indemnification obligation incurred by Holdings or its Subsidiaries, and (iv) the principal amount of Loans outstanding hereunder equal to the cumulative amount of Consolidated Service Contract Capital Expenditures under New Service Contract B made by the Loan Parties after the effective date of such Service Contract to the extent such Capital Expenditures were permitted hereunder.

          “Term Loan Applicable Margin” shall mean (a) on and after the Closing Date and at all times prior to the Fifth Amendment Effective Date, (i) in the case of all or any portion of the Term Loan comprising an ABR Borrowing, 1.25% per annum and (ii) in the case of all or any portion of the Term Loan comprising a Eurodollar Borrowing, 3.25% per annum; and (b) at all times on and after the Fifth Amendment Effective Date, (i) in the case of all or any portion of the Term Loan comprising an ABR Borrowing, 1.75% per annum and (ii) in the case of all or any portion of the Term Loan comprising a Eurodollar Borrowing, 3.75% per annum.
          (c) Section 6.12 of the Credit Agreement is hereby amended by deleting the table appearing in such Section in its entirety and substituting in lieu thereof the following:

Maximum Senior
Applicable Period	Leverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Annual Fiscal Period 2007	2.50 to 1.00
Monthly Fiscal Period ending on January 31, 2008	2.40 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	2.50 to 1.00
All Monthly Fiscal Periods ending on April 30, 2008 and thereafter	2.40 to 1.00
          (d) Section 6.15(a) of the Credit Agreement is hereby amended by (1) deleting the word “and” at the end of clause (i) thereof; (2) deleting the “.” at the end of clause (ii) thereof; (3) replacing it with “and”; and (4) adding the following new clause (iii) at the end thereof:
     (iii) upon the delivery to the Administrative Agent of a certificate of a Responsible Officer required pursuant to Section 5.4(h) hereof certifying entry of Holdings or any of its Subsidiaries of the entry into New Service Contract C and confirming that New Service Contract C is a Permitted Service Contract after giving effect to the Fifth Amendment, in addition to the Capital Expenditures otherwise permitted to be made under this Section 6.15(a), the Loan Parties may make additional Capital Expenditures in connection with New Service Contract C after the effective date of such Service Contract in an aggregate amount for all such Capital Expenditures not to exceed $12,200,000 (the “Maximum New Service Contract C Amount”). Notwithstanding anything to the contrary in the limitation on the Carry Over Amount set forth above, the entire unused portion of Capital Expenditures for Fiscal Year 2007 shall be permitted to be carried over for use in Fiscal Year 2008 in an amount not to exceed $8,200,000.
          (e) Section 6.15(c) of the Credit Agreement is hereby amended by (1) adding “(i)” after the phrase “provided, further, however, that,”; (2) deleting the “.” after the phrase “Maximum New Service Contract A Amount”; (3) replacing it with “and”; and (4) adding the following new clause (iii) at the end thereof:

     (ii) notwithstanding the foregoing and subject to the terms and conditions set forth in the Fifth Amendment, Holdings and Subsidiaries may enter into and make Capital Expenditures under the New Service Contract C so long as the Capital Expenditures made or required to be made thereunder do not exceed the Maximum New Service Contract C Amount.
     (f) Section 6.18(i) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
     (i) The Interest Coverage Ratio is less than:

Minimum Interest
Applicable Period	Coverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Monthly Fiscal Period ending on January 31, 2008	1.90 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	1.85 to 1.00
All Monthly Fiscal Periods ending on April 30, 2008 and thereafter	1.90 to 1.00
          (g) Section 6.18(iii) of the Credit Agreement is hereby amended by deleting the table appearing in such Section in its entirety and substituting in lieu thereof the following:

Maximum Senior
Applicable Period	Leverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Annual Fiscal Period 2007	2.40 to 1.00
Monthly Fiscal Period ending on January 31, 2008	2.30 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	2.50 to 1.00
All Monthly Fiscal Periods ending on April 30, 2008 and thereafter	2.30 to 1.00
          (h) Section 6.19(i) of the Credit Agreement is hereby amended by deleting the table appearing in such Section in its entirety and substituting in lieu thereof the following:

Minimum Interest
Applicable Period	Coverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Annual Fiscal Period 2006	2.05 to 1.00
Monthly Fiscal Period ending on January 31, 2008	2.00 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	1.85 to 1.00
All Monthly Fiscal Periods ending on April 30, 2008 and thereafter	2.00 to 1.00
          (i) Section 6.19(ii) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
          (ii) The Total Leverage Ratio is greater than:

Applicable Period	Total Leverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Monthly Fiscal Period ending on January 31, 2008	4.65 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	4.95 to 1.00
All Monthly Fiscal Periods ending on April 30, 2008 and thereafter	4.65 to 1.00
          (j) Section 6.19(iii) of the Credit Agreement is hereby amended by deleting the table appearing in such Section in its entirety and substituting in lieu thereof the following:

Maximum Senior
Applicable Period	Leverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Annual Fiscal Period 2007	2.25 to 1.00
Monthly Fiscal Period ending on January 31, 2008	2.15 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	2.50 to 1.00
All Monthly Fiscal Periods ending on April 30, 2008 and thereafter	2.15 to 1.00
     3. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment and the Confirmation attached hereto have been duly authorized, executed and delivered by such Borrower and any other Loan Party signatory thereto, (b) no Default or Event of Default has occurred and is continuing on and as of the date of this Amendment and after giving effect to this Amendment, and (c) all of the representations and warranties made by Holdings, Borrowers or any of the other Loan Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment (except to the extent that any such representations or warranties (i) expressly referred to a specific prior date, or (ii) have changed based upon events expressly permitted by the Credit Agreement).
     4. Ratification. Each Borrower hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such Borrower in connection therewith (including without limitation the other Loan Documents to which such Borrower is a party), effective as of the date hereof and after giving effect to this Amendment.

     5. Release. (a) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and Lenders, in their respective capacities as Administrative Agent and Lenders under the Credit Agreement, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date that this Amendment is executed by all parties, in each case solely for or on account of or relating to the Credit Agreement, any of the other Loan Documents or the transactions thereunder or related thereto, but not including any Claims based on (i) any unfulfilled Borrowing request that remains outstanding as of the date of this Amendment and for which a request for Borrowing has been properly given by Borrower Representative under the Credit Agreement but not yet funded by Lenders, or (ii) checks, wire transfers or other matters which are ancillary to the credit transactions contemplated by the Credit Agreement.
     (b) Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
     (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
     6. Reimbursement of Expenses. Additionally, Borrowers hereby agree, on a joint and several basis, to reimburse the Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
     7. Conditions to Effectiveness. This effectiveness of this Amendment shall be subject to satisfaction of each of the following conditions precedent:
     (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed, completed and delivered by Borrowers, the Administrative Agent and each of the Required Lenders;

     (b) the Administrative Agent shall have received payment from Borrowers of all fees and expenses payable to it for its own account in connection with this Amendment;
     (c) the Administrative Agent shall have received counterparts of the Confirmation attached to this Amendment, duly executed, completed and delivered by each Loan Party party thereto; and
     (d) the Administrative Agent shall have received payment by 3:00 P.M. (New York time), April 3, 2008 from Borrowers of the Amendment Fee (defined below) for the account of the Lenders that have duly executed and delivered a counterpart of this Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time), April 1, 2008.
     8. Amendment Fee. Borrowers hereby agree to pay to each Lender (including General Electric Capital Corporation) that executes and delivers a counterpart of this Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time), April 1, 2008 (such Lender referred to herein as a “Consenting Lender”), an amendment fee (the “Amendment Fee”) an amount equal to the sum of (1) the product of 0.375% multiplied by the amount of such Lender’s Revolving Credit Commitment as of the date of this Amendment plus the (2) the product of 0.375% multiplied by the outstanding principal amount of such Lender’s Term Loans as of the date of this Amendment. Borrower shall pay the Amendment Fee in immediately available funds to the Administrative Agent for distribution to the Consenting Lenders on or prior to 3:00 P.M. (New York time), April 3, 2008; provided, however, that the Amendment Fee shall not be due and payable by Borrowers (or distributed by the Administrative Agent) to Consenting Lenders unless and until all of the conditions precedent set forth in Sections 7(a), (b) and (c) of this Amendment shall have been satisfied. Any such Amendment Fees shall be distributed by the Administrative Agent to Consenting Lenders within five (5) Business Days after receipt thereof from Borrower, provided that all conditions precedent in Sections 7(a), (b) and (c) have been satisfied.
     9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
     10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
     11. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     12. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
     13. No Other Amendments, Waivers or Amendments. Except for the amendments set forth in Section 1 above and the waiver set forth in Section 2 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s and the Lenders’ security interests in, security titles to or other Liens on any Collateral.
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     IN WITNESS WHEREOF, the parties have caused this Consent and Fifth Amendment to Credit Agreement be duly executed by their respective duly authorized officers, as of the date first above written.

VOLUME SERVICES AMERICA, INC.

By:
Name:
Title:

VOLUME SERVICES, INC.

By:
Name:
Title:

SERVICE AMERICA CORPORATION

By:
Name:
Title:

CENTERPLATE, INC.

By:
Name:
Title:

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Administrative Agent

By:
Name:
Title:

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

, as a Lender

By:
Name:
Title:

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

CONFIRMATION
          Each of the undersigned Loan Parties hereby acknowledges, consents and agrees to the terms of the foregoing Amendment and agrees and confirms that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Amendment.
     This 1st day of April 2008.

SERVICE AMERICA CONCESSIONS CORPORATION, a Maryland corporation
By:
Name:
Title:

SERVICE AMERICA OF TEXAS, INC., a Texas corporation
By:
Name:
Title:

V.S.I. OF MARYLAND, INC., a Maryland corporation
By:
Name:
Title:

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

CENTERPLATE OF KANSAS, INC., a Kansas corporation
By:
Name:
Title:

[Signature Page to Consent and Fifth Amendment to Credit Agreement]